EXHIBIT 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

among

MARKWEST ENERGY PARTNERS, L.P.,

as the Borrower,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

and

The Agents and Lenders from Time to Time Parties Thereto,

Dated as of December 29, 2011

WELLS FARGO SECURITIES, LLC

and

RBC CAPITAL MARKETS,

as Joint Lead Arrangers

and

WELLS FARGO SECURITIES, LLC,

and

RBC CAPITAL MARKETS

as Joint Bookrunners

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (herein called the “Amendment”) dated as of December 29, 2011 among MARKWEST ENERGY PARTNERS, L.P., a Delaware limited partnership (“Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, and Issuing Bank, and the several banks and other financial institutions or entities from time to time parties to the Existing Credit Agreement defined below (“Lenders”).

W I T N E S S E T H:

WHEREAS, Borrower, Administrative Agent, Issuing Bank, Swingline Lender and Lenders entered into that certain Amended and Restated Credit Agreement dated as of July 1, 2010, as amended by a First Amendment to Amended and Restated Credit Agreement dated September 7, 2011 (as amended, the “Existing Credit Agreement”), for the purpose and consideration therein expressed, whereby Lenders became obligated to make Revolving Loans to Borrower as therein provided; and

WHEREAS, Borrower, Administrative Agent, Issuing Bank, Swingline Lender and Lenders desire to amend the Existing Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Existing Credit Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

Paragraph 1.1                Terms Defined in the Existing Credit Agreement.  Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Existing Credit Agreement shall have the same meanings whenever used in this Amendment.

Paragraph 1.2                Other Defined Terms.  Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Paragraph 1.2.

“Amendment Documents” means this Amendment and all other documents or instruments delivered in connection herewith.

“Credit Agreement” means the Existing Credit Agreement as amended hereby.

“Second Amendment Effective Date” means December 29, 2011.

ARTICLE II.

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Paragraph 2.1                Cover Page.  The cover page of the Existing Credit Agreement is amended to delete the figure “$750,000,000” and substitute therefore the figure “$900,000,000”.

Paragraph 2.2                Additional Defined Terms.  Section 1.01 of the Existing Credit Agreement is amended to add the following definitions:

“Houston 1 means the first train of MWLM&R’s natural gas processing plant located near Houston, Pennsylvania, having a processing capacity of approximately 35 MMcf per day and generally referred to as the Houston 1 Plant.”

“Houston 2 means the second train of MWLM&R’s natural gas processing plant located near Houston, Pennsylvania, having a processing capacity of approximately 120 MMcf per day and generally referred to as the Houston 2 Plant.”

“Houston 3 means the third train of MWLM&R’s natural gas processing plant located near Houston, Pennsylvania, having a processing capacity of approximately 200 MMcf per day and generally referred to as the Houston 3 Plant .”

“Liberty JVs means any subsidiary or joint venture that may from time to time be directly or indirectly formed or acquired by MWLM&R or MWU to engage in a Permitted Business.”

“Majorsville 4 means the fourth train of MWLM&R’s natural gas processing plant located near Majorsville, West Virginia, that, once constructed and operational, will have a processing capacity of approximately 200 MMcf per day and generally referred to as the Majorsville 4 Plant.”

“MarkWest MWU Member means MarkWest Utica Operating Company, L.L.C.”

“MWLM&R Acquisition means the acquisition of the 49% interest of MWLM&R held by Affiliates of The Energy & Minerals Group.”

“MWLM&R Collateral Assets means (a) the natural gas processing facilities owned and operated by MWLM&R generally known and identified as Houston 1, Houston 2, Houston 3 and Majorsville 4 and (b) all plant, property and equipment related solely thereto and all contracts and revenues related solely thereto or generated solely thereby.”

“MWLM&R Non-Collateral Assets means all assets of MWLM&R owned as of the Second Amendment Effective Date other than MWLM&R Collateral Assets.”

“MWU means MarkWest Utica EMG, L.L.C., which shall become a joint venture between the MarkWest MWU Member and The Energy & Minerals Group or one of its Affiliates to engage in a Permitted Business.”

“MWU JV Transaction means the transaction whereby MWU will become a joint venture between the MarkWest MWU Member and The Energy & Minerals Group or one of its Affiliates.

“Permitted Business” means the Midstream Business involving assets located primarily within, or originating within, Pennsylvania, West Virginia, Kentucky or Ohio.

“Second Amendment means that certain Second Amendment to Amended and Restated Credit Agreement dated as of December 29, 2011, among the Borrower, the Guarantors, Wells Fargo Bank, National Association, as Administrative Agent, Issuing Bank and Swingline Lender and all of the Lenders.”

“Second Amendment Effective Date means December 29, 2011.”

“Second Amendment Fee Letter means the letter agreement, dated December 29, 2011, between the Borrower and Wells Fargo Securities, LLC.”

Paragraph 2.3                Existing Defined Terms.

(a)                                  The following definitions in Section 1.01 of the Existing Credit Agreement are hereby amended in their entirety to read as follows:

“Agreement means this Agreement, which amends and restates in its entirety the Original Credit Agreement, as amended by the First Amendment and Second Amendment, as this Agreement may be further amended, modified, supplemented or restated from time to time in accordance with the terms hereof.”

“Commitment means, with respect to each Lender, the total aggregate commitment of such Lender to make Revolving Loans pursuant to Section 2.01 and to acquire participations in Letters of Credit and Swingline Loans pursuant to Section 2.05 and Section 2.15, as such commitment may be (a) reduced from time to time pursuant to Section 2.06, (b) reduced or increased (with such Lender’s consent) from time to time (i) pursuant to Section 2.09 and (ii) pursuant to assignments by or to such Lender pursuant to Section 10.07, (c) reduced or terminated pursuant to Section 10.15, or (d) terminated pursuant to Section 8.02(a).  The initial amount of each Lender’s Commitment is set forth on Annex I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.  The initial aggregate amount of the Commitments is $900,000,000.”

“Excluded Ventures means subsidiaries and joint ventures that are designated as an Excluded Venture by the Borrower and continue to constitute Excluded Ventures pursuant to Section 1.08; provided, however, that no Person may be designated an Excluded Venture (and any previously designated Excluded Venture shall cease to be an Excluded Venture) in the event that such Person guarantees any Indebtedness of any Loan Party.  As of the Second Amendment Effective Date, each of MWLM&R, MWU, MarkWest Pioneer, L.L.C., a Delaware limited liability company, Centrahoma Processing LLC, a Delaware limited liability company, Wirth Gathering, an Oklahoma general partnership, and Bright Star Partnership, L.P. a Texas limited partnership have been designated as Excluded Ventures.  Excluded Ventures shall also include any Liberty JVs from time to time formed by MWLM&R or MWU at a time when MWLM&R or MWU, as applicable, constitute an Excluded Venture.”

“Loan Documents means this Agreement, the First Amendment, the Second Amendment, each Note, the Collateral Documents, the Issuing Documents, the Fee Letter, the First Amendment Fee Letter, the Second Amendment Fee Letter, any Loan Modification Agreement, and each and every other agreement executed in connection with this Agreement; provided, however, that in no event shall any Lender Hedging

Agreement or any agreement in respect of Banking Services Obligations constitute a Loan Document hereunder.”

“Senior Unsecured Notes means collectively (a) the 8.75% Series A and Series B Senior Notes due 2018 of the Borrower and MarkWest Energy Finance Corporation, as issuers, in the outstanding principal amount of $81,112,000 issued pursuant to an Indenture dated April 15, 2008 among the Borrower, its Subsidiaries party thereto and Wells Fargo, as trustee, (b) the 6.750% Senior Notes due 2020 of the Borrower and MarkWest Energy Finance Corporation, as issuers, in the original principal amount of $500,000,000 issued pursuant to an Indenture dated November 2, 2010 among the Borrower, its Subsidiaries party thereto and Wells Fargo, as trustee (the “Base Indenture”), as supplemented and amended by the First Supplemental Indenture dated November 2, 2010, among the Borrower, its Subsidiaries party thereto and Wells Fargo, as trustee, (c) the 6.50% Senior Notes due 2021 of the Borrower and MarkWest Energy Finance Corporation, as issuers, in the original principal amount of $500,000,000 issued pursuant to the Base Indenture, as supplemented and amended by the Second Supplemental Indenture dated February 24, 2011, among the Borrower, its Subsidiaries party thereto and Wells Fargo, as trustee, (d) the 6.25% Senior Notes due 2022 of the Borrower and MarkWest Energy Finance Corporation, as issuers, in the original principal amount of $700,000,000 issued pursuant to the Base Indenture, as supplemented and amended by the Third Supplemental Indenture dated October 25, 2011, among the Borrower, its Subsidiaries party thereto and Wells Fargo, as trustee and (e) such other senior unsecured notes as may be issued by Borrower as permitted by Section 7.04(h), in each case as amended or supplemented from time to time.”

“Triggering Sale means receipt of any Insurance Payment or Net Cash Proceeds from any Disposition (including from sales of stock or other equity interests in Subsidiaries, MWLM&R or MWU and Dispositions by MWLM&R or MWU of all or substantially all of their respective assets) (other than a Disposition permitted by Section 7.07(a), (b), (d), (e), (f), (g), or (h)) by the Borrower or any Subsidiary of the Borrower (or MWLM&R or MWU in connection with the sale of all or substantially all of their respective assets) to any other Person (other than to the Borrower or to a Wholly-Owned Subsidiary of the Borrower) with respect to which the Net Cash Proceeds realized by the Borrower or any Subsidiary (or, in the case of a Disposition by MWLM&R or MWU of all or substantially all of their respective assets, the Loan Parties’ pro rata share of such Net Cash Proceeds), for such Disposition, when aggregated with such Net Cash Proceeds from all such Dispositions occurring since the Effective Date and all Insurance Payments received by the Borrower or any of its Subsidiaries since the Effective Date, in each case, to the extent not Reinvested, equals or exceeds the Threshold Amount. The portion of such Net Cash Proceeds which have not been Reinvested in excess of the Threshold Amount is herein called the ‘Reduction Amount.’”

Paragraph 2.4                Deleted Defined Terms.

(b)                                 The following definitions in Section 1.01 of the Existing Credit Agreement are hereby deleted in their entirety:

“MWLM&R Available Cash”.

“MWLM&R LLC Agreement”.

Paragraph 2.5                Excluded Ventures.  Section 1.08 of the Existing Credit Agreement is hereby amended to add a new subsection (c) thereto to read in its entirety to read as follows:

“(c)                            If and when Borrower or its Subsidiaries own, directly or indirectly, 100% of the membership interest in MWLM&R, Borrower shall (A) immediately subject any membership interest in MWLM&R not previously pledged to the Administrative Agent to a Lien in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Obligations, (B) have a period of not more than 120 days from the date it acquires 100% of the membership interest in MWLM&R to cause MWLM&R to transfer the MWLM&R Collateral Assets to MarkWest MWLM&R Member or any other Loan Party and to execute and deliver to the Administrative Agent Collateral Documents (including Mortgages) executed by MarkWest MWLM&R Member or such other Loan Party, in form and substance reasonably satisfactory to the Administrative Agent, creating liens and security interests in the MWLM&R Collateral Assets and (C) within 30 days after the closing by Borrower or its Affiliates of the joint venture transaction involving MWU, subject any Equity Interests owned by a Loan Party to a Lien in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Obligations.”

Paragraph 2.6                Commitment Fees and LC Fees.  Section 2.04 of the Existing Credit Agreement is hereby amended to add a new subsection (g) thereto to read in its entirety to read as follows:

“(g)                           The Borrower shall pay to Wells Fargo Securities, LLC for its own account fees in the amounts and at the times specified in the Second Amendment Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.”

Paragraph 2.7                Commitment Increases.  The figure “$1,000,000,000” in Section 2.09(a)(viii) of the Existing Credit Agreement is hereby amended to “$1,150,000,000”.

Paragraph 2.8                Subsidiaries and Other Investments.  Section 5.14 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

“5.14                  Subsidiaries and Other Investments.  After giving effect to the MWLM&R Acquisition and the MWU JV Transaction, (a) the Borrower will have no Subsidiaries or Excluded Ventures other than those specifically disclosed in Schedule 5.14 attached to the Second Amendment, all of the outstanding equity interests in such Subsidiaries and Excluded Ventures that are directly or indirectly owned by the Borrower have been validly issued, are fully paid and non-assessable (such representations and warranties regarding full payment and non-assessability being made only with respect to each Subsidiary that is organized as a corporation), and (b) the Borrower has no material equity investment in any other corporation or other entity other than those specifically disclosed in Schedule 5.14.”

Paragraph 2.9                Representations Regarding MWLM&R and MWU.  Section 5.22 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

“5.22 Representations Regarding MWLM&R and MWU.

(a)                                  After giving effect to the MWLM&R Acquisition, Borrower, through the MarkWest MWLM&R Member, will indirectly own a 100% membership interest in

MWLM&R, at which time the entire 100% membership interest in MWLM&R will have been pledged to the Administrative Agent to secure the Obligations.  After giving effect to the MWU JV Transaction, Borrower, through the MarkWest MWU Member, will indirectly own a 60% membership interest in MWU and the 60% membership interest in MWU will have been pledged to the Administrative Agent to secure the Obligations.

(b)                                 As of the Effective Date, MWLM&R has no Subsidiaries.”

Paragraph 2.10 Financial Statements.  Section 6.01(a)(ii) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

“(ii) for any Fiscal Year that MWLM&R or MWU prepare separate audited financial statements for one or more of its respective members, within 90 days after the end of each Fiscal Year of the Borrower, the balance sheets of MWLM&R and MWU as at the end of such Fiscal Year, and the related statements of income and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year of MWLM&R and MWU, all in reasonable detail, audited and accompanied by a report and opinion of independent certified public accountants of nationally recognized standing, which report and opinion shall be prepared in accordance with GAAP provided, however, that the requirements set forth in this clause (ii) shall only apply so long as MWLM&R and MWU, respectively, are designated as an Excluded Venture.”

Paragraph 2.11 Financial Statements.  Section 6.01(d) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

“(d)                           Within 45 days after the end of each Fiscal Year, Borrower shall deliver a one year projection/budget for (i) the Borrower and its Subsidiaries on a consolidated basis for the year following such Fiscal Year, (ii) MWLM&R, if MWLM&R is an Excluded Venture and will be delivering separate audited financial statements for the prior Fiscal Year pursuant to Section 6.01(a)(ii) and (iii) MWU, if MWU is an Excluded Venture and will be delivering separate audited financial statements for the prior Fiscal Year pursuant to Section 6.01(a)(ii).”

Paragraph 2.12 Certificates; Other Information.  Section 6.02(e) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

“(e)                            promptly, such additional information regarding the business, financial or corporate affairs of MWLM&R, MWU or any Loan Party as the Administrative Agent may from time to time reasonably request, which information may include copies of any detailed audit reports, if any, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower, any Subsidiary or MWLM&R or MWU (to the extent the Borrower has access thereto), or any audit of any of them; and”

Paragraph 2.13 Notices.  Section 6.03(b) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

“(b)                           of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any of the following events if such has resulted or could reasonably be expected to result in a Material Adverse Effect: (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or of MWLM&R or MWU; (ii) any litigation, investigation by or required by a Governmental Authority, proceeding or suspension of licenses or permits between MWLM&R or MWU or any Loan Party and any Governmental Authority; and (iii) any dispute, litigation, investigation or proceeding involving MWLM&R or MWU or any Loan Party related to any Environmental Law;”

Paragraph 2.14 Notices.  Section 6.03(c) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

“(b)                           of any litigation, investigation or proceeding known to and affecting the Borrower, any other Loan Party, MWLM&R or MWU in which (i) the amount involved exceeds (individually or collectively) $10,000,000, or (ii) injunctive relief or other relief is sought, which could be reasonably expected to have a Material Adverse Effect; and”

Paragraph 2.15 Guaranties.  Section 6.14(a) of the Existing Credit Agreement is hereby amended by deleting the last sentence thereof in its entirety which sentence reads as follows:

“If and when Borrower or its Subsidiaries own, directly or indirectly, 100% of the membership interest in MWLM&R, Borrower shall cause MWLM&R to comply with the provisions of clauses (a) and (b) of this Section; provided, however, Borrower shall retain the right, subject to Section 1.08, to subsequently designate MWLM&R as an Excluded Venture.”

Paragraph 2.16         Maintenance of Insurance.  Section 6.07(a) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

“(a) Maintain, and use commercially reasonable efforts to cause MWLM&R, and MWU to maintain, with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses operating in the same or similar locations and which is otherwise reasonably satisfactory to the Administrative Agent and will (i) furnish to the Administrative Agent annually, and in any event not later than the delivery of financial statements pursuant to Section 6.01(a), a certificate or certificates of insurance from the applicable insurance company evidencing the existence of insurance required to be maintained by this Agreement and evidencing that Administrative Agent is listed as sole loss payee on property insurance and the Administrative Agent is an additional insured on liability insurance (except that the MWLM&R and MWU insurance policies shall not be required to list the Administrative Agent as a loss payee or additional insured), and (ii) upon request of the Administrative Agent, furnish at reasonable intervals a certificate of a Responsible Officer of the Borrower setting forth the nature and extent of all insurance maintained in accordance with this paragraph.  Without limiting the foregoing, Borrower will comply at all times with regulations of the Federal Emergency Management Agency to the extent such regulations require Borrower’s or its Subsidiaries’ properties located in flood prone areas to be insured and will provide evidence of such required insurance to the Administrative Agent upon the Administrative Agent’s request.”

Paragraph 2.17         Further Assurances; Collateral.  Section 6.15(b) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

“(b)  In connection with the actions required pursuant to the foregoing Section 6.15(a), the Borrower shall cause each of its Subsidiaries to execute and deliver such stock certificates, blank stock powers, evidence of corporate authorization, opinions of counsel, current valuations, evidence of title, title opinions, title insurance and other documents as shall be reasonably requested by the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent, and in any event otherwise consistent with the requirements of this Section 6.15, the Security Agreement and the Mortgages; provided, however, that Borrower and its Subsidiaries shall not be required to obtain third party consents in order to include assets of the Loan Parties in the Collateral.  Additionally, Borrower shall cause (i) MWLM&R to execute an acknowledgment of the pledge by the MarkWest MWLM&R Member of 100% of its Equity Interest in MWLM&R to the Administrative Agent, on behalf of the Secured Parties, and shall pledge or cause the MarkWest MWLM&R Member and any other Subsidiary of the Borrower that owns or acquires any additional membership interest in MWLM&R to pledge such additional membership interests in MWLM&R to the Administrative Agent, on behalf of the Secured Parties, and (ii) upon the closing of the joint venture transaction involving MWU, MWU to execute an acknowledgment of the pledge by the MarkWest MWU Member of 100% of its Equity Interest in MWU to the Administrative Agent, on behalf of the Secured Parties, and shall pledge or cause the MarkWest MWU Member and any other Subsidiary of the Borrower that owns or acquires any additional membership interest in MWU to pledge such additional membership interests in MWU to the Administrative Agent, on behalf of the Secured Parties.”

Paragraph 2.18 Liens.  Section 7.01(i) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

“(i) any Lien existing on any asset (other than stock of a Subsidiary held by a Loan Party) (i) prior to acquisition thereof by the Borrower or a Subsidiary, (ii) in the case of MWLM&R becoming a Loan Party, prior to the time that MWLM&R is joined as a Loan Party, or (iii) in the case of MWU becoming a Loan Party, prior to the time that MWU is joined as a Loan Party, and in each case, not created in contemplation of such acquisition or joinder; provided that (A) no such Lien shall be extended to cover property other than the asset being acquired and proceeds thereof, (B) such Lien was not created in contemplation of or in connection with such acquisition or joinder, and (C) the Indebtedness thereby secured is permitted by Section 7.04(e) or Section 7.04(g);”

Paragraph 2.19  Liens.  A new sentence is added at the end of Section 7.01 of the Existing Credit Agreement to read as follows:

“Additionally, after the Second Amendment Effective Date and prior to MWLM&R transferring the MWLM&R Collateral Assets to MarkWest MWLM&R Member or any other Loan Party, Borrower agrees not to create, incur, assume or suffer to exist, nor to permit MWLM&R to create, incur, assume or suffer to exist, any Lien upon any of the MWLM&R Collateral Assets, whether now owned or hereafter acquired other than Permitted Liens described in Sections 7.01 but specifically excluding Permitted Liens described in Sections 7.01(b), (i), (j), (k), (n), (u) and (w).”

Paragraph 2.20  Investments.  Section 7.02(a) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

“(a)                            Investments existing on the Effective Date and, in the event that any Excluded Venture is joined as a Loan Party, Investments of such Excluded Venture existing on the date of such joinder;”

Paragraph 2.21  Investments.  Section 7.02(g) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

“(g)                           Investments (i) in MWLM&R existing on the Second Amendment Effective Date or made in connection with the MWLM&R Acquisition and subsequent contributions to MWLM&R to fund MWLM&R’s business and operations constituting a Permitted Business, including, without limitation, the business and operations of any Liberty JVs directly or indirectly owned by MWLM&R when and if any are formed, and (ii) in MWU existing on the Second Amendment Effective Date or made in connection with the MWU JV Transaction and subsequent contributions to fund MWU’s business and operations constituting a Permitted Business, including, without limitation, the business and operations of MWU and the Liberty JVs directly or indirectly owned by MWU when and if any are formed; provided after giving effect to any such Investment the Borrower is in pro forma compliance with Section 7.15;”

Paragraph 2.22                     Amended Annex 1.  Annex 1 “Commitments” to the Existing Credit Agreement is hereby amended in its entirety by Annex 1  attached to this Amendment.  Any reference in the Existing Credit Agreement to such Annex shall be deemed to refer to such Annex as amended by amended Annex 1.

Paragraph 2.23                     Amended Schedule 5.14.  Schedule 5.14 “Subsidiaries and Other Equity Investments” to the Existing Credit Agreement is hereby amended in its entirety by Amended Schedule 5.14  attached to this Amendment.  Any reference in the Existing Credit Agreement to such Schedule shall be deemed to refer to such Schedule as amended by Amended Schedule 5.14.

ARTICLE III.

CONDITIONS OF EFFECTIVENESS

Paragraph 3.1                Second Amendment Effective Date.  This Amendment shall become effective as of the date first above written when and only when:

(a) Administrative Agent shall have received all of the following, at Administrative Agent’s office, duly executed and delivered and in form, substance and date reasonably satisfactory to Administrative Agent:

(i)                                     this Amendment, executed by the Borrower, each of the Lenders, the Administrative Agent, Issuing Bank, and Swingline Lender and the Consent and Agreement attached to this Amendment executed by the Guarantors;

(ii)                                  replacement Notes for the Lenders whose Commitment has changed executed by the Borrower in favor of each such Lender requesting such a Note, each Note in a principal amount equal to such Lender’s Commitment and each Note dated as of the Second Amendment Effective Date;

(iii)                               from the Borrower and the Guarantors, such certificates of secretary, assistant secretary, manager, or general partner, as applicable, as the Administrative Agent may reasonably require, certifying (i) resolutions of its board of directors, managers or members (or their equivalent) authorizing the execution and performance of this Amendment which such Person is executing in connection herewith, (ii) the incumbency and signature of the officer executing this Amendment, and (iii) there has been no change in such Person’s Organization Documents from the copies of such Person’s Organization Documents most recently delivered to the Administrative Agent and Lenders or attaching any amendments or restatements thereof;

(iv)                              a certificate from Borrower (i) representing and warranting that, on and as of the Second Amendment Effective Date, before and after giving effect to the increase in Commitments resulting hereunder (A) no Default or Event of Default exists or would exist prior to and immediately after giving effect to the increase in the Commitments, (B) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (except to the extent that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the Second Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except to the extent that any representation and warranty that is qualified by materiality shall be true and correct in all respects) as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.06 shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (C) all financial covenants in Section 7.15 would be satisfied on a pro forma basis as of the most recent testing date and on the Second Amendment Effective Date after giving effect to actual Credit Exposure on the Second Amendment Effective Date, if any, (ii) ratifying and confirming each of the Loan Documents, (iii) agreeing that all Loan Documents shall apply to the Obligations as they are or may be increased by this Amendment and (iv) agreeing that its obligations and covenants under each Loan Document are otherwise unimpaired by this Amendment and shall remain in full force and effect; and

(v)                                 an opinion from Hogan Lovells US LLP, counsel to each Loan Party and the General Partner, in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(b)                                 Borrower shall have paid:

(i)                                     all recording, handling, amendment and other fees required to be paid to Administrative Agent pursuant to any Loan Documents for which Borrower has received an invoice at least one (1) Business Day prior to the Second Amendment Effective Date;

(ii)                                  the arrangement fee to be paid to the Arranger pursuant to the Second Amendment Fee Letter, which arrangement fee once paid will be fully earned and nonrefundable;  and

(iii)                               the upfront fee to be paid to the Administrative Agent pursuant to the Second Amendment Fee Letter for the account of each Lender increasing its Commitment, which upfront fee will be paid to each Lender increasing its Commitment that sends its signed signature page to this Amendment to the Administrative Agent’s counsel by noon, New York time on December 29, 2011, which fee once paid will be fully earned and nonrefundable.

(c)                                  Borrower shall have paid, in connection with such Loan Documents, all other fees and reimbursements required to be paid to Administrative Agent pursuant to any Loan Documents for which Borrower has received an invoice at least one (1) Business Day prior to the Second Amendment Effective

Date, or otherwise due Administrative Agent and including invoiced fees and disbursements of Administrative Agent’s attorneys.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Paragraph 4.1                Representations and Warranties.  In order to induce each Lender to enter into this Amendment, Borrower and each Guarantor represent and warrant to each Lender that:

(a)                                  The representations and warranties contained in Article V of the Existing Credit Agreement are true and correct in all material respects (except to the extent that any representation and warranty that is qualified by materiality shall be true and correct in all respects) at and as of the time of the effectiveness hereof, except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct  in all material respects (except to the extent that any representation and warranty that is qualified by materiality shall be true and correct in all respects) as of such earlier date.

(b)                                 Borrower and Guarantors are duly authorized to execute and deliver this Amendment and the other Amendment Documents to which they are a party and Borrower is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. Borrower and Guarantors have duly taken all limited partnership, limited liability company or corporate action, as applicable, necessary to authorize the execution and delivery of this Amendment and the other Amendment Documents to which they are a party and, in the case of Borrower, to authorize the performance of the obligations of Borrower hereunder and thereunder.

(c)                                  When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

(d)                                 No Default or Event of Default exists or will exist prior to and immediately after giving effect to this Amendment.

ARTICLE V.

MISCELLANEOUS

Paragraph 5.1                Ratification of Agreements.  The Existing Credit Agreement as hereby amended is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.  The Loan Documents, as they may be amended or affected by the various Amendment Documents, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Existing Credit Agreement as hereby amended.  The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment.

Paragraph 5.2                            Survival of Agreements. All representations, warranties, covenants and agreements of Borrower and the Subsidiary Guarantors herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until Payment in Full of the Obligations.

Paragraph 5.3                Loan Documents.  This Amendment, and each of the other Amendment Documents, is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto and thereto.

Paragraph 5.4                Governing Law.  This Amendment shall be governed by and construed in accordance the laws of the State of New York and any applicable laws of the United States of America in all respects, including construction, validity and performance.

Paragraph 5.5                Miscellaneous.               This Amendment is a “Loan Document” referred to in the Credit Agreement.  The provisions relating to Loan Documents in Article X of the Credit Agreement are incorporated in this Amendment by reference.  Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate,  (b) headings and captions may not be construed in interpreting provisions and (c) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable.

Paragraph 5.6                Release.  As additional consideration for the execution, delivery and performance of this Amendment by the parties hereto and to induce the Administrative Agent, Issuing Bank, Swingline Lender and the Lenders to enter into this Amendment, the Borrower warrants and represents to the Administrative Agent, Issuing Bank, Swingline Lender and the Lenders that to its knowledge no facts, events, statuses or conditions exist or have existed which, either now or with the passage of time or giving of notice, or both, constitute or will constitute a basis for any claim or cause of action against the Administrative Agent, Issuing Bank, Swingline Lender or any Lender or any defense to (i) the payment of the Obligations under the Notes and/or the Loan Documents, or (ii) the performance of any of its obligations with respect to the Notes and/or the Loan Documents.  In the event any such facts, events, statuses or conditions exist or have existed, Borrower unconditionally and irrevocably hereby RELEASES, RELINQUISHES and forever DISCHARGES Administrative Agent, Issuing Bank, Swingline Lender and the Lenders, as well as their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives, of and from any and all claims, demands, actions and causes of action of any and every kind or character, past or present, which Borrower may have against any of them or their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives arising out of or with respect to (a) any right or power to bring any claim for usury or to pursue any cause of action based on any claim of usury, and (b) any and all transactions relating to the Loan Documents occurring prior to the date hereof, including any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of any of them, and their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives, including any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander or conspiracy, but in each case only to the extent permitted by applicable Law.

Paragraph 5.7                Counterparts; Fax.  This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.  This Amendment and the other Amendment Documents may be validly executed by facsimile or other electronic transmission. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

MARKWEST ENERGY PARTNERS, L.P.

By: MarkWest Energy GP, L.L.C., its general partner

By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President & Chief Financial Officer

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Suzanne F. Ridenhour
	Name:	Suzanne F. Ridenhour
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender, Issuing Bank and Swingline Lender

By:	/s/ Suzanne F. Ridenhour
	Name:	Suzanne F. Ridenhour
	Title:	Vice President

ROYAL BANK OF CANADA, as Lender

By:	/s/ Don J. McKinnerney
	Name:	Don J. McKinnerney
	Title:	Authorized Signatory

COMPASS BANK,
as a Lender

By:	/s/ Greg Determann
Name:	Greg Determann
Title:	Senior Vice President

2

BNP PARIBAS,
as a Lender

By:	/s/ LARRY ROBINSON & POLLY SHOTT
Name:	Larry Robinson & Polly Schott
Title:	Directors

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ JEANIE GONZALEZ
Name:	Jeanie Gonzalez
Title:	Senior Credit Executive

MORGAN STANLEY BANK, N.A.
as a Lender

By:	/s/ SHERRESE CLARKE
Name:	Sherrese Clarke
Title:	Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ JUSTIN M. ALEXANDER
Name:	Justin M. Alexander
Title:	Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ ADAM H. FEY
Name:	Adam H. Fey
Title:	Director

BARCLAYS BANK PLC,
as a Lender

By:	/s/ SREEDHAR R. KONA
Name:	Sreedhar R. Kona
Title:	Assistant Vice President

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SUNTRUST BANK,
as a Lender

By:	/s/ GREGORY C. MAGNUSON
Name:	Gregory C. Magnuson
Title:	Vice President

UBS LOAN FINANCE LLC,
as a Lender

By:	/s/ IRJA R. OTSA & JOSELIN FERNANDES
Name:	Irja R. Otsa & Joselin Fernandes
Title:	Associate Directors

CAPITAL ONE, N.A.,
as a Lender

By:	/s/ SCOTT L. JOYCE
Name:	Scott L. Joyce
Title:	Senior Vice President

COMERICA BANK,
as a Lender

By:	/s/ EKATERINA V. EVSEEV
Name:	Ekaterina V. Evseev
Title:	Corporate Banking Officer

NATIXIS,
as a Lender

By:	/s/ LOUIS P. LAVILLE, III
Name:	Louis P. Laville, III
Title:	Managing Director

By:	/s/ DANIEL PAYER
Name:	Daniel Payer
Title:	Managing Director

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/ MASAKAZU HASEGAWA
Name:	Masakazu Hasegawa
Title:	Managing Director

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CREDIT SUISSE, CAYMAN ISLANDS BRANCH
as a Lender

By:	/s/ ARI BRUGER
Name:	Ari Bruger
Title:	Vice President

By:	/s/ MICHAEL SPAIGHT
Name:	Michael Spaight
Title:	Associate

GOLDMAN SACHS LENDING PARTNERS LLC
as a Lender

By:	/s/ MICHELLE LATZONI
Name:	Michelle Latzoni
Title:	Authorized Signatory

CITIBANK, N. A,
as a Lender

By:	/s/ JOHN F. MILLER
Name:	John F. Miller
Title:	Attorney-in-fact

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Second Amendment

CONSENT AND AGREEMENT

Each of the undersigned (in their individual capacity, each a “Guarantor”), as of the Second Amendment Effective Date hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, (ii) ratifies and confirms the Amended and Restated Guaranty dated as of July 1, 2010 made by it for the benefit of Administrative Agent and Lenders executed pursuant to the Credit Agreement and the other Loan Documents, (iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Amendment and the other documents and instruments executed in connection herewith, and (iv) agrees that the Amended and Restated Guaranty and such other Loan Documents shall remain in full force and effect.

MARKWEST ENERGY FINANCE CORPORATION

By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President & Chief Financial Officer

MARKWEST ENERGY OPERATING COMPANY, L.L.C.

By:	MarkWest Energy Partners, L.P.
its Managing Member

By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President & Chief Financial Officer

MARKWEST HYDROCARBON, INC.

By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President & Chief Financial Officer

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MARKWEST ENERGY GP, L.L.C.

By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President & Chief Financial Officer

MASON PIPELINE LIMITED LIABILITY COMPANY

By:	MarkWest Hydrocarbon, Inc.,
its sole Member

By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President & Chief Financial Officer

WEST SHORE PROCESSING COMPANY, L.L.C.

By:	MarkWest Energy Operating Company, L.L.C.,
its sole Member and Manager

By:	MarkWest Energy Partners, L.P.
its Managing Member

By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President & Chief Financial Officer

MARKWEST MICHIGAN PIPELINE COMPANY, L.L.C.
MARKWEST OKLAHOMA GAS COMPANY, L.L.C.

By:	MarkWest Energy Operating Company, L.L.C.,
its Managing Manager

By:	MarkWest Energy Partners, L.P.
its Managing Member

By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President & Chief Financial Officer

2

MARKWEST ENERGY APPALACHIA, L.L.C.
MARKWEST GAS SERVICES, L.L.C.
MARKWEST POWER TEX, L.L.C.
MARKWEST PINNACLE, L.L.C.
MARKWEST PNG UTILITY, L.L.C.
MARKWEST TEXAS PNG UTILITY, L.L.C.
MARKWEST BLACKHAWK, L.L.C.
MARKWEST NEW MEXICO, L.L.C.
MARKWEST ENERGY EAST TEXAS
GAS COMPANY, L.L.C.
MARKWEST PIPELINE COMPANY, L.L.C.
MARKWEST JAVELINA COMPANY, L.L.C.
MARKWEST JAVELINA PIPELINE COMPANY, L.L.C.
MARKWEST LIBERTY GAS GATHERING, L.L.C.
MARKWEST GAS MARKETING, L.L.C.
MARKWEST MARKETING, L.L.C.
MARKWEST MOUNTAINEER PIPELINE COMPANY, L.L.C.

By:		MarkWest Energy Operating Company, L.L.C.,
its sole Member

By:		MarkWest Energy Partners, L.P.
its Managing Member

By:		MarkWest Energy GP, L.L.C.,
its General Partner

	By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President & Chief Financial Officer

MATREX L.L.C.

By:		West Shore Processing Company, L.L.C.,
its sole Member and Manager

By:		MarkWest Energy Operating Company, L.L.C.,
its sole Member and Manager

By:		MarkWest Energy Partners, L.P.
its Managing Member

By:		MarkWest Energy GP, L.L.C.,
its General Partner

	By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President & Chief Financial Officer

3

MARKWEST MCALESTER, L.L.C.

By:		MarkWest Oklahoma Gas Company, L.L.C.,
its sole Member

By:		MarkWest Energy Operating Company, L.L.C.,
its Managing Member

By:		MarkWest Energy Partners, L.P.
its Managing Member

By:		MarkWest Energy GP, L.L.C.,
its General Partner

	By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President & Chief Financial Officer

MARKWEST RANGER PIPELINE COMPANY, L.L.C.

By:		MarkWest Energy Appalachia, L.L.C.,
its sole Member

By:		MarkWest Energy Operating Company, L.L.C.,
its sole Member

By:		MarkWest Energy Partners, L.P.
its Managing Member

By:		MarkWest Energy GP, L.L.C.,
its General Partner

	By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President & Chief Financial Officer

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